UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

NEVADA

27-0531073

(State of incorporation or organization)

 (I.R.S. Employer Identification No.)

35 Perry Street

Woodstock, Ontario

Canada N4S 3C4

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered                                         Name of each exchange on

                                                                                                          which each class is to be registered

                 N/A

N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-226315

Securities to be registered pursuant to Section 12(g) of the Act:

 Common Stock, par value $0.0001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

See the disclosure contained under the heading “Description of Securities” of our Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2018 (SEC File No. 333-226315) and which is incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit No.

Description*

3.1	Articles of Incorporation filed July 10, 2009

3.2	Certificate of Designation filed June 4, 2010

3.3	Certificate of Amendment filed June 4, 2010

3.4	Certificate of Amendment filed November 29, 2010

3.5	Certificate of Amendment filed December 18, 2012

3.6	Certificate of Amendment filed February 1, 2016

3.7	Certificate of Amendment filed October 18, 2016

3.8	Bylaws

*  Each of these exhibits is incorporated herein by reference to the exhibit of the same number in our Registration Statement on Form S-1 (SEC File No. 333-226315) filed with the SEC on July 24, 2018.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JOSHUA GOLD RESOURCES INC.

Date:	8/13/18	By:	/s/ Benedetto Fuschino
Benedetto Fuschino
President and Chief Executive Officer